Exhibit 3.02

                                     BY-LAWS
                                       OF
                             GS ENVIROSERVICES, INC.

                            ARTICLE I: IDENTIFICATION

     Section 1. Name. The name of the corporation is GS EnviroServices, Inc. (the "Corporation").

     Section 2. Seal. Upon the seal of the Corporation shall appear the name of the Corporation and the state and year of incorporation, and the words "Corporate Seal."

     Section 3. Offices. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have other offices at such other places, either within or without the State of Delaware, as the Board of Directors may determine or as the activities of the Corporation may require.

                      ARTICLE II: MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings. Meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meeting. An annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held each year on such date in the first six months of the Corporation's fiscal year as shall be designated by the Chief Executive Officer or, if none, the President, or in the absence of such designation, on the first Tuesday of the sescond month of the fiscal year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, or on such other date and time as shall be designated from time to time by the Board of Directors.

     Section 3. Special Meeting. Special meetings of the stockholders may be called by the Board of Directors or the Chief Executive Officer or, if no Chief Executive Officer, the President and shall be called by the Chief Executive Officer (or in none, the President) or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

     Section 4. Notice and Waiver. Written notice of each meeting of stockholders, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days prior to each meeting, to each stockholder of record entitled to vote at such meeting by leaving such notice with him personally or by transmitting such notice with confirmed delivery (including by facsimile or other form of recorded communication, provided that delivery of such notice in written form is confirmed in a writing) to his residence or usual place of business, or by depositing such notice in the mails in a postage-prepaid envelope addressed to him at his post office address as it appears on the corporate records of the Corporation. Notice of any meeting of stockholders may be waived in writing by all stockholders entitled to vote at such meeting. Attendance at a meeting by any stockholder shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 5. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall, at least ten days before each meeting of stockholders, prepare a complete, alphabetically addressed list of the stockholders entitled to vote at the meeting, with the number of shares held by each. Said list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal offices of the Corporation and either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

     Section 6. Quorum and Required Vote. The holders of a majority of the stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders except as otherwise specifically provided by these By-Laws, by the Certificate of Incorporation or by statute. The affirmative vote, at a meeting of stockholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented at such meeting which are entitled to vote on the subject matter shall be the act of the stockholders, except as is otherwise specifically provided by these By-Laws, by the Certificate of Incorporation or by statute. If less than a majority of such outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 7. Voting. Unless otherwise provided in the Certificate of Incorporation, each holder of voting stock shall be entitled to vote in person or by proxy at each meeting and he shall have one vote for each share of voting stock registered in his name. However, no proxy shall be voted two years after the date thereof, unless otherwise provided by the proxy.

     Section 8. Action Without a Meeting. Any action which may be taken at a meeting of stockholders may be taken without a meeting, if a consent or consents in writing, setting forth such action, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the Corporation's minute book. Deliveries made to the Corporation's registered office shall be by hand or by certified mail, return receipt requested. Such consents shall bear the date of signature of each stockholder who signs the consent and such consents shall not be effective to take the action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner referred to above in this Article II, Section 8, written consents signed by a sufficient number of stockholders to take such action are delivered in the same manner. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not so consented.

                             ARTICLE III: DIRECTORS

     Section 1. Number. The number of directors who will constitute the entire Board of Directors shall not be less than one (1) nor more than five (5). The number of directorships at any time shall be that number most recently fixed by action of the Board of Directors (or Incorporator until such time as the initial Board of Directors has been established) or stockholders, or absent such action, shall be the number of directors elected at the preceding annual meeting of stockholders, or the meeting held in lieu thereof, plus the number elected since any such meeting to account for any increase in the size of the Board of Directors.

     Section 2. Election. Members of the initial Board of Directors as designated in the Certificate of Incorporation shall hold office until the first annual meeting of stockholders and until their successors shall have been elected and qualified. At each annual meeting of stockholders, directors shall be elected to hold office until their successors are elected and qualified or until their earlier resignation or removal.

     Section 3. Regular Meetings. A regular meeting of a newly-elected Board of Directors shall be held immediately after, and at the same place as, the annual meeting of stockholders. Other regular meetings of the Board of Directors may be held without notice at such time and place as the Board of Directors may from time to time determine. A director may participate at a meeting of the Board of Directors by means of a conference telephone or similar communications equipment provided such equipment enables all directors at the meeting to hear one another.

     Section 4. Other Meetings. Other meetings of the Board of Directors may be called by the Chief Executive Officer or, if none, the President, on two days notice to each director, either personally or by telephone, facsimile or other form of recorded communication, or by mail. Said notice may be waived by a written waiver signed by any director who does not receive notice of such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 5. Quorum. At all meetings of the Board of Directors, a majority of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is specifically required by the By-Laws, by the Certificate of Incorporation or by statute.

     Section 6. Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate one or more directors to constitute a committee. Such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business, property and affairs of the Corporation, and shall keep records of its acts and proceedings and report the same to the Board of Directors as and when required; but no such committee shall have the power or authority to amend the Corporation's
Certificate of Incorporation or By-Laws, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets or the dissolution of the Corporation, or declare a dividend or authorize the issuance of stock.

     Section 7. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

     Section 8. Resignation and Removal. Unless otherwise provided in any contract with the Corporation, any director may resign or be removed at any time and removal of a director, with or without cause, may be effected by the affirmative vote of the holders of a majority of the stock entitled to vote. A director who intends to resign shall give written notice to the chief executive officer, the president, the secretary, or the Board of Directors of the Corporation.

     Section 9. Vacancies. Unless otherwise provided in any contract with the Corporation, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor and until his successor is duly chosen.

     Section 10. Compensation. The directors may be reimbursed for any expenses incurred by them in attendance at any meeting of the Board of Directors or of any of its committees. Every director may be paid a stated salary as director and/or a fixed sum for attendance at each meeting at which he is present. No payments or reimbursements described herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                              ARTICLE IV: OFFICERS

     Section 1. Election. The Board of Directors shall elect a President and a Secretary, and may elect a Chief Executive Officer, one or more Vice Presidents, a Treasurer and other officers and assistant officers to hold office until their successors are elected and qualified or until their earlier removal or resignation. More than one office may be held by the same person.

     Section 2. Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the Board of Directors and the Executive Committee at which he is present. He shall set an agenda for meetings of the Board of Directors and the Executive Committee. Such agenda shall include, but not be limited to, such subjects as requested by any three members of the Board of Directors in writing at least twenty (20) days prior to the meeting date. The Chief Executive Officer shall have the power and duty to manage the operations of the Corporation, subject to the control of the Board of Directors, and shall be responsible for carrying out all orders and directions of the Board of Directors. The Chief Executive Officer, and any other officer selected by the Chief Executive Officer, shall have the authority to sign contracts on behalf of the Corporation. The Chief Executive Officer shall also preside at meetings of stockholders and directors, discharging all duties incumbent upon a presiding officer, and shall perform such other duties as the By-Laws provide and as the Board of Directors may prescribe.

     Section 3. President. Except to the extent delegated by the Board of Directors to the Chief Executive Officer, the President shall have the power and duty to manage the operations of the Corporation, subject to the control of the Board of Directors, and shall be responsible for carrying out all orders and directions of the Board of Directors and the Chief Executive Officer. In the absence of the Chief Executive Officer, the President shall preside at meetings of stockholders and directors, discharging all duties incumbent upon a presiding officer, and shall perform such other duties as the By-Laws provide and as the Board of Directors may prescribe. The powers and duties of the President, except to the extent delegated by the Board of Directors to the Chief Executive Officer, shall include active executive management of the operations of the Corporation, subject to the control of the Board of Directors and Chief Executive Officer, and responsibility for carrying out all orders and directions of the Board of Directors and the Chief Executive Officer.

     Section 4. Vice President. Vice Presidents, when elected, shall have such powers and perform such duties as the President or the Board of Directors may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the President, or in case of his absence or inability to act, the Vice President, so appointed, shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

     Section 5. Secretary. The Secretary shall have the duty to keep true and complete records of the proceedings of the meetings of the shareholders, the Board of Directors and any committees of directors and shall file any written consents of the shareholders, the Board of Directors and any committees of directors with these records. It shall be the duty of the Secretary to be custodian of the records and of the seal of the Corporation. The Secretary shall also attend to the giving of all notices and shall perform such other duties as the By-Laws may provide or the Board of Directors may assign.

     Section 6.  Assistant  Secretary.  If one shall be elected,  the  Assistant
Secretary shall have such powers and perform such duties as the President, Secretary or the Board of Directors may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the Secretary, or in case of his absence or inability to act, the Assistant Secretary shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

     Section 7. Treasurer. If one shall be elected, the Treasurer shall keep correct and complete records of account showing accurately at all times the financial condition of the Corporation. The Treasurer shall also act as legal custodian of all moneys, notes, securities and other valuables that may from time to time come into the possession of the Corporation, and shall promptly deposit all funds of the Corporation coming into his hands in the bank or other depository designated by the Board of Directors and shall keep this bank account in the name of the Corporation. Whenever requested by the Board of Directors, the Treasurer shall furnish a statement of the financial condition of the Corporation and shall perform such other duties as the By-Laws may provide and the Board of Directors may assign.

     Section 8. Other Officers. Such other officers as are appointed shall exercise such duties and have such powers as the Board of Directors may assign.

     Section 9. Transfer of Authority. In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided that a majority of the entire Board of Directors approves.

     Section 10. Resignation and Removal. Unless otherwise provided in any contract with the Corporation, any officer may resign or be removed at any time. An officer who intends to resign shall give written notice to the President or to the Secretary. Removal of an officer, with or without cause, may be effected by the Board of Directors.

     Section 11. Vacancies. A vacancy occurring in any office may be filled by the Board of Directors.

                            ARTICLE VI: CAPITAL STOCK

     Section 1. Consideration and Payment. The capital stock may be issued for such consideration, having a value not less than the par value of any such stock expressed in dollars, as shall be determined by the Board of Directors. Payment of such consideration may be made, in whole or in part, in money, other tangible or intangible property, labor or services performed. No certificate shall be issued for any share until the share is fully paid.

     Section 2. Stock Certificates. Every holder of the capital stock of the Corporation shall be entitled to a certificate signed by, or in the name of, the Corporation by the the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any of or all the signatures on the certificate may be a facsimile. Upon each such certificate shall appear such legend or legends as may be required by law or by any contract or agreement to which the Corporation is a party. No certificate shall be valid without such signatures or legends as are required hereby.

     Section 3. Lost Certificate. Whenever a person shall request the issuance of a certificate of stock to replace a certificate alleged to have been lost by theft, destruction or otherwise, the Board of Directors shall require that such person make an affidavit to the fact of such loss before the Board of Directors shall authorize the requested issuance. Before issuing a new certificate, the Board of Directors may also require a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost.

     Section 4. Transfer of Stock. The Corporation or its transfer agent shall register a transfer of a stock certificate, issue a new certificate and cancel the old certificate upon presentation for transfer of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer if there has been compliance with any applicable tax law relating to the collection of taxes and after the Corporation or its agent has discharged any duty to inquire into any adverse claims of which the Corporation or agent has notice. Notwithstanding the foregoing, no such transfer shall be effected by the Corporation or its transfer agent if such transfer is prohibited by statute, by the Certificate of Incorporation or these By-Laws of the Corporation or by any contract or agreement to which the Corporation is a party.

                       ARTICLE VII: DIVIDENDS AND RESERVES

     Section 1. Dividends. Subject to any limitations or conditions contained in the Certificate of Incorporation, dividends may be declared by a resolution duly adopted on behalf of the Corporation and may be paid in cash, property or in shares of the capital stock of the Corporation.

     Section 2. Reserves. Before payment of any dividend, the Board of Directors may set aside out of any funds available for dividends such sum or sums as the Board of Directors, in its absolute discretion, deems proper as a reserve fund to meet contingencies or for equalizing dividends or to repair or maintain property or to serve such other purposes conducive to the interests of the Corporation.

                            ARTICLE VIII: FISCAL YEAR

      Section 1. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                           ARTICLE IX: INDEMNIFICATION

     Section 1. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under Subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Section.

     (f) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The Corporation is authorized, according to the discretion of the Board of Directors, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation must indemnify him against such liability under the provisions of this Section.

     (h) For purposes of this Section, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                         ARTICLE X: AMENDMENT OF BY-LAWS

     These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders at any annual or special meeting of stockholders or by the Board of Directors at any meeting of the Board of Directors, provided that notice of such amendment, repeal or adoption of new By-Laws be included in the notice of such meeting.